UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 24, 2026, Karyopharm Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement with RA Capital Management (the “Investor”), pursuant to which the Company agreed to issue and sell (i) 1,030,354 shares of its common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $6.785 per share and, in lieu of Common Stock, pre-funded warrants to purchase up to 3,391,164 shares of Common Stock at a purchase price of $6.7849 per pre-funded warrant, and (ii) accompanying warrants to purchase 4,421,518 shares of Common Stock with an exercise price of $10.00 per share to the Investor in a private placement (collectively, the “Private Placement”).

The Private Placement closed on March 26, 2026 and resulted in gross proceeds of approximately $30 million, before placement agent fees and offering expenses. In addition, in March 2026, the Company issued and sold an aggregate of 2,994,441 shares of Common Stock under its Open Market Sale AgreementSM, by and between the Company and Jefferies LLC, dated February 17, 2023 for total proceeds, net of sales commissions, of approximately $19.8 million, which amount includes the 1,100,844 shares disclosed by the Company in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 24, 2026.

Following the closing of these transactions, the Company will have 22,543,316 shares of Common Stock outstanding and pre-funded warrants to purchase an aggregate of 4,005,556 shares of Common Stock outstanding. The Company expects that its existing liquidity, including cash, cash equivalents and investments, as well as cash flow from net product revenue and license and other revenue, will enable it to fund its current operating plans into late in the third quarter of 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: March 27, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary